Exhibit 99.4

Failed Bank

Index of Financial Statements

Page Number
Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed as of July 29, 2011	3
Notes to Financial Statement	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Xenith Bankshares, Inc.

We have audited the accompanying Failed Bank Statement of Assets Acquired and Liabilities Assumed by Xenith Bankshares, Inc. and Subsidiary as of July 29, 2011. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

October 14, 2011

FAILED BANK

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY XENITH BANKSHARES, INC. AND SUBSIDIARY

AS OF JULY 29, 2011

(in thousands)	July 29, 2011
Assets
Cash and due from banks	$19,192
Loans	56,929
Accrued interest receivable	254
Other real estate owned	880
Other assets	1,039

Total assets acquired	$78,294

Liabilities
Deposits
Demand and money market	$2,652
Time	74,873

Total deposits	77,525
Accrued interest payable	46
FHLB borrowings	9,885
Other liabilities	1

Total liabilities assumed	$87,457

Net liabilities assumed	$9,163

See notes to financial statement.

Note 1. Acquisition of Certain Assets and Liabilities of Virginia Business Bank

Effective July 29, 2011, Xenith Bank, a Virginia banking corporation (“Xenith”) and wholly owned subsidiary of Xenith Bankshares, Inc. (the “Company”), entered into a Purchase and Assumption Agreement (the “Failed Bank Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) to acquire substantially all of the assets and assume certain liabilities, including all deposits, of Virginia Business Bank (the “Failed Bank Acquisition”), a Virginia banking corporation located in Richmond, Virginia (the “Failed Bank”), which was closed on July 29, 2011 by the Virginia State Corporation Commission. The FDIC is acting as court-appointed receiver of the Failed Bank. The Failed Bank Acquisition was completed without any shared-loss agreement.

Note 2. Basis of Presentation

The accompanying statement of net assets acquired and liabilities assumed as of July 29, 2011 has been prepared for inclusion in a Current Report on Form 8-K to be filed by the Company and is not intended to be a complete presentation of the Failed Bank’s assets, liabilities, revenues and expenses.

In accordance with the relief granted in the letter, dated August 19, 2011, from the staff of the Division of Corporation Finance of the Securities and Exchange Commission to the Company and the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”), the Company has omitted certain financial information of the Failed Bank required by Rule 3-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including the Failed Bank Acquisition, in which the registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Instead, as permitted by the Relief Letter, the Company has provided a statement of assets acquired and liabilities assumed pursuant to the Failed Bank Agreement.

All dollar amounts included in the tables in these notes are in thousands.

The Company has determined that the assumption of net liabilities of the Failed Bank constitutes a business combination in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 805 “Business Combinations”. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as of acquisition date. In many cases the determination of these fair values requires management to make estimates about future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to actual results that may differ materially from the estimate.

In accordance with the framework established by FASB ASC Topic 820 “Fair Value Measurements and Disclosures”, the Company used a fair value hierarchy to prioritize the information used to develop assumptions to develop estimates in determining fair values. The determination of where an asset falls in the hierarchy requires significant judgment. The fair value hierarchy is as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2	Significant observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Valuations for assets and liabilities that are derived from other valuation methodologies,

including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value to such assets or liabilities.

The following is a description of the valuation methods used to determine estimated fair values of significant assets and liabilities. All assets and liabilities other than cash and due from banks and FHLB borrowings are valued based on Level 3 inputs.

Cash and due from banks, accrued interest receivable, accrued interest payable

The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets and liabilities.

Loans

Fair values of loans are estimated based on discounted cash flows expected to be received using interest rates currently being offered, resulting in an estimated exit price that could be realized for similar assets with similar terms. Fair values for loans impaired at acquisition are estimated using the estimated fair value of underlying collateral, where applicable.

Other real estate owned

Other real estate owned is measured at the asset’s fair value less costs for disposal. The asset’s liquidation value less disposal costs is estimated using management’s assumptions, which are based on current market analysis or recent appraisals.

Deposit liabilities

The balance of deposits approximates the fair value payable to the accountholder based on current market rates and time to maturity.

Federal Home Loan Bank (“FHLB”) Borrowings

The fair values of FHLB borrowings were based on current pricing for similar borrowings supplied by the FHLB.

Note 3. Loans

The following table presents the composition of acquired loans as of July 29, 2011:

	July 29, 2011
	Amount	Percent of Total
Commercial and industrial	$17,441	30.6%
Commercial real estate	34,629	60.8%
Residential real estate	4,476	7.9%
Consumer	383	0.7%

Total loans	$56,929	100.0%

The following table presents those loans deemed impaired as of July 29, 2011:

July 29, 2011
Commercial and industrial	$423
Commercial real estate	4,260

Total loans	$4,683

The portion of estimated discount assigned to loans deemed impaired at acquisition is $4.6 million. The remaining estimated discount of $9.4 million is assigned to performing loans.

The following table presents the maturity of loans by category and by variable rate or fixed rate as of July 29, 2011:

	July 29, 2011
		Variable Rate				Fixed Rate
	Within 1 year	1 to 5 years	After 5 years	Total	Within 1 year	1 to 5 years	After 5 years	Total	Total Maturities
Commercial and industrial (1)	$3,041	$1,054	$—	$1,054	$1,963	$9,751	$1,209	$10,960	$17,018
Commercial real estate (2)	4,480	962	435	1,397	7,685	16,707	101	16,808	30,370
Residential real estate	1,119	1,016	748	1,764	440	1,153	—	1,153	4,476
Consumer	268	—	—	—	75	39	—	39	382

Total loans	$8,908	$3,032	$1,183	$4,215	$10,163	$27,650	$1,310	$28,960	$52,246

(1)	Excludes $278 of variable-rate and $145 of fixed-rate nonaccrual loans.
(2)	Excludes $959 of variable-rate and $3,301 of fixed-rate nonaccrual loans.

Note 4. Other Assets

Other assets consist primarily of stock held in the Federal Reserve Bank and the FHLB and a deposit with a provider of clearing for cashier’s checks drawn on the Failed Bank. Subsequent to July 29, 2011, the Federal Reserve Bank and the FHLB redeemed those shares of stock held by the Failed Bank.

Note 5. Deposits

The following table presents the composition of deposits as of the date stated and the post-acquisition weighted average interest rate for the deposit category:

	July 29, 2011	Weighted average interest rate
Noninterest-bearing demand deposits	$875	—
Interest-bearing:
Demand and money market	1,777	0.36%
Time deposits of $100,000 or more	59,576	1.04%
Other time deposits	15,297	1.23%

Total deposits	$77,525

The following table presents the scheduled maturities of certificates of deposit and other time deposits greater than $100,000 as of July 29, 2011:

	Within 3 Months	4-6 Months	7-12 Months	Over 12 Months	Total	Percent of Total Deposits
Time deposits	$—	$7,373	$26,326	$25,877	$59,576	76.8%

Note 6. Borrowings from the Federal Home Loan Bank

As of July 29, 2011, the Failed Bank had long-term borrowings of $9.9 million, including accrued interest and an adjustment of $514 thousand to state the borrowings at estimated fair value. The following table presents the terms of the borrowings as of July 29, 2011:

Maturity Date	Interest Rate	Type	Balance
May 18, 2012	4.485%	Fixed Rate/Convertible	$4,300
August 22, 2018	3.405%	Fixed Rate/Convertible	$5,000

Subsequent to July 29, 2011, the FHLB borrowings were repaid in full. The total repayment, including the prepayment penalty, was $9,987,900.